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                                                            EXHIBIT 3(b)(i)
                                                                    NO. 000642
                                                                    ----------


                              STATE OF MINNESOTA

                 [GRAPHIC:  STATE OF MINNESOTA CIRCULAR SEAL]

                            DEPARTMENT OF COMMERCE

                                THE UNDERSIGNED
                           COMMISSIONER OF COMMERCE
                          FOR THE STATE OF MINNESOTA
                             HEREBY CERTIFIES THAT

GOLDEN AMERICAN LIFE INSURANCE COMPANY

organized under the laws of MINNESOTA

has made application, paid the fees required and in all other respects complied with the laws of the State of Minnesota and is hereby authorized to transact the business of an insurance company for the lines of insurance specified in Minnesota Statues, Section 60A. 06, Subdivision 1, Clause(s) 4 (INCLUDING VARIABLE CONTRACTS), 5A




unless this authority be suspended, revoked, or otherwise legally terminated. This certificate shall be in effect until June 1, 1991.


                                        IN  TESTIMONY WHEREOF, I have hereunto
                                        set  my  hand and affixed the official
                                        seal of the Department of Commerce, of
                                        the State of Minnesota at my office in
                                        the City of St. Paul,

                                        Minnesota,  this FIRST  day  of  JUNE,
                                        1990

                                        /S/ THOMAS H. B__MAN
                                        --------------------
                                        THOMAS H. B__MAN
                                        Commissioner of Commerce











CM-00526-01
CHARTER LICENSE INSURANCE
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                                    BYLAWS

                                      OF

                      MB VARIABLE LIFE INSURANCE COMPANY



































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                      MB VARIABLE LIFE INSURANCE COMPANY
                                     INDEX


                                  ARTICLE I.
                                 STOCKHOLDERS
                                 ------------

                                                          Page
Sec.  1   Notice of Meetings                                1
Sec.  2   Annual Stockholders' Meetings                     1
Sec.  3   Special Stockholders' Meetings                    2
Sec.  4   Quorum and Adjournments                           2
Sec.  5   Form of Proxy                                     2

                                  ARTICLE II.
                              BOARD OF DIRECTORS
                              ------------------

Sec.  1   Authority and Duties of Directors                 2
Sec.  2   Regular Meetings                                  3
Sec.  3   Annual Meetings                                   3
Sec.  4   Special Meetings                                  3
Sec.  5   Waiver of Notice of Special Meetings              3
Sec.  6   Action in Writing                                 4
Sec.  7   Quorum                                            4
Sec.  8   Vacancies                                         4

                                 ARTICLE III.
                                   OFFICERS
                                   --------

Sec.  1   Election and Removal                              4
Sec.  2   Number                                            4
Sec.  3   Duties of Chairman                                5
Sec.  4   Duties of President                               5
Sec.  5   Duties of Executive Vice President                5
Sec.  6   Duties of Vice Presidents                         5
Sec.  7   Duties of Secretary                               5
Sec.  8   Duties of Treasurer                               6
Sec.  9   Duties of Actuary                                 6
Sec. 10   Duties of General Counsel                         6
Sec. 11   Duties of Medical Director                        6
Sec. 12   Duties of Other Officers                          6

                                  ARTICLE IV.
                                 CAPITAL STOCK
                                 -------------

Sec.  1   Certificates                                      7
Sec.  2   Transfer                                          7

                                  ARTICLE V.
                                  COMMITTEES
                                  ----------

Sec.  1   Executive Committee                               7
Sec.  2   Other Committees                                  7
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                                  ARTICLE VI.
                               CORPORATE ACTIONS
                               -----------------

Sec.  1   Dividends                                         8
Sec.  2   Loaning Company's Moneys                          8
Sec.  3   Borrowing Money                                   8
Sec.  4   Depositories                                      8

                                 ARTICLE VII.
                                 MISCELLANEOUS
                                 -------------

Sec.  1   Fiscal Year                                       8
Sec.  2   Corporate Seal                                    8
Sec.  3   Nominees                                          8
Sec.  4   Officers' and Employees' Bonds                    9
Sec.  5   Indemnification of Directors and Officers         9
Sec.  6   Voting Stock                                      9
Sec.  7   Execution of Documents                            9
Sec.  8   Amendments                                        9





































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                                    BYLAWS

                                      OF

                      MB VARIABLE LIFE INSURANCE COMPANY


                                  ARTICLE I.

                                 STOCKHOLDERS



NOTICE OF MEETINGS

     Section 1. Not less than fifteen (15) days prior to the time appointed for the holding of any stockholders' meetings, a notice thereof shall be given either in person or by mail addressed to each stockholder at his last known address, over the signature of an officer of the Company. In the case of an annual meeting, the said notice shall state that it is to be held for the election of directors and the transaction of such other business as may come before the meeting. In case of a special meeting of the stockholders, the notice shall state generally the nature of the business to be considered.

     Unless the Board of Directors shall otherwise determine, stockholders of record on the date of mailing shall be entitled to notice of any meeting, and stockholders of record on the date of any meeting shall be entitled to vote thereat.

     All business transacted at any meeting of the stockholders at which all of the stockholders are present, or the holding of which shall have consented to in writing or by telegraph shall be valid, though no previous notice of such meeting be given.

ANNUAL STOCKHOLDERS' MEETINGS

     *Section 2. The Annual Meeting of the Stockholders shall be held each year at the office of the Company in the City of St. Paul, Minnesota, or at such other place as may be designated by the Board of Directors, in accordance with the Articles of Incorporation.

     At said meeting the stockholders shall elect a Board of Directors consisting of not less than five (5) nor more than twelve (12) members who shall hold office for one year or until their successors are elected and qualified. At such meeting there may be transacted any other business that may be brought before it.

     Should the annual election of directors not take place in any year on the day hereinbefore fixed therefor, for any reason whatever, such election may be held on such other day within six (6) months thereafter as may be appointed therefor by the Board of Directors, they giving notice thereof as in the case of the Annual Meeting.


*  Amended 12-21-84

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SPECIAL STOCKHOLDERS' MEETINGS

     Section 3. Special meetings of the stockholders may be held on call of the Board of Directors with notice of said meeting being given in the same manner as notice of an Annual Meeting.

QUORUM AND ADJOURNMENTS

     Section 4. At all annual or special meetings of the stockholders, the holders of a majority of the outstanding shares of the capital stock, whether present in person or by proxy, shall constitute a quorum for the transaction of business, but less than a majority may adjourn from time to time or sine die.

FORM OF PROXY

     Section 5. Any stockholder may be represented at any stockholders' meeting by written proxy or power of attorney signed by the stockholder, and filed with the Secretary of the Company at any time prior to the opening of the meeting.


                                  ARTICLE II.

                              BOARD OF DIRECTORS

AUTHORITY AND DUTIES OF DIRECTORS

     *Section 1. The Board of Directors shall have authority and responsibility for the general management of the corporation in all those matters which are not reserved for action by the stockholders. Without limiting the generality of the foregoing, the Board shall have specific authority:

     A. To call special meetings of the stockholders when they deem it necessary, in the manner provided in these Bylaws.

     B. To make rules and regulations not inconsistent with the law, the Articles of Incorporation or the Bylaws of the Company.

     C. To incur such indebtedness as may be deemed necessary and to authorize the execution by the appropriate officers, in the name of the Company, of any required evidence of such indebtedness.

     It shall be the duty of the Board of Directors, without limiting the generality of the forgoing:

     A. To cause to be kept a complete record of all its meetings and acts, and also all proceedings of the meetings of stockholders, and to cause to be presented a full statement at the regular meetings of the stockholders, showing in detail the assets and liabilities of the Company and generally the condition of its affairs.


*  Amended 12-21-84

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     B.   To require the Secretary and the Treasurer and their assistants to keep full and accurate books and accounts and to prescribe the form and mode of keeping such books.

     C. To cause to be issued to the stockholders certificates of stock in the proportion to their several interests, not to exceed in the aggregate the authorized capital stock of the Company.

     D. To cause the monies of the Company to be safely kept and to determine the method of signing Company checks and orders for transfer or withdrawal of the funds of this Company on deposit with any bank in whatever form.

     E. To reserve, allot, or set aside such a amount in excess of the reserve required by law to be held and maintained as shall, in their judgment, be for the best interests of the Company.

     F. To adopt and exercise such plans and systems of insurance as they may deem necessary for the best interests of the Company.

REGULAR MEETINGS

     *Section 2. The Board of Directors shall meet from time to time without notice at such places within or without the State of Minnesota, and at such times and dates as the Board of Directors shall determine.

ANNUAL MEETINGS

     Section 3. The Annual Meeting of the Board of Directors shall be held immediately following the annual stockholders' meeting, and no notice thereof shall be required.

SPECIAL MEETINGS

    Section 4. Special meetings of the Board of Directors may be called by the Chairman, the President, or any two (2) directors on written request to the Secretary stating the object of the meeting. Notices of special meetings of the Board of Directors, stating the time, date, place and object of the meeting, shall be given to each director either in person or by telephone, or by telegraph or mail addressed to each director's last known address at least twenty-four (24) hours prior to the time of such meeting.

WAIVER OF NOTICE OF SPECIAL MEETINGS

     Section 5. All business transacted at any special meeting at which all of the directors are either present, or to the holding of which they shall have consented in writing, or by telegraph, shall be valid, though no previous notice of such meeting be given.






*  Amended 12-21-84

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ACTION IN WRITING

     Section 6. Any action which may be taken by the Board of Directors or any committee thereof may be taken without a meeting if done in writing signed by all members of the Board of Directors or Committee.

QUORUM

     Section 7. A majority of the full Board of Directors shall constitute a quorum for the transaction of business, but less than a majority may adjourn from time to time or sine die. In case of adjournment to a subsequent sate and hour, the Secretary shall give notice of the adjourned meeting in the manner provided by Section 4 of this Article.

VACANCIES

     *Section 8. The Board of Directors shall have the power to elect successors to fill up to three(3) vacancies that may occur in their own body, such successors to serve until the next annual meeting of the stockholders. If more than three (3) vacancies occur during any year, the remaining directors may call a special meeting of stockholders to fill such additional vacancies or the remaining directors may continue to act so long as a quorum remains, but such directors, if less than a quorum, shall promptly call a special meeting of the stockholders to fill such additional vacancy or vacancies.


                                 ARTICLE III.

                                   OFFICERS

ELECTION AND REMOVAL

     Section 1. The officer of the Company shall be elected to serve during the pleasure of the Board of Directors, except that the Chairman, if any, and the President shall be elected by the Board of Directors at its Annual Meeting to serve for one year and until the election and qualification of their successors; and the Board of Directors may at any time create additional offices and define the duties thereof, or, with or without cause, abolish offices and remove the incumbents therefrom.

NUMBER

     *Section 2. The Board of Directors may elect a Chairman, an Executive Vice President and shall elect a President; one or more Vice Presidents; an Actuary, a General Counsel; a Secretary; a Treasurer; a Medical Director, and such additional officers as it may in its discretion determine.







*  Amended 12-21-84

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DUTIES OF CHAIRMAN

     *Section 3. CHAIRMAN. The Chairman shall be responsible for making recommendations concerning Company policy to the Board of Directors or the Executive Committee. He shall preside at meetings of stockholders and the Board of Directors. He shall be consulted on major policy decisions and shall act in an advisory capacity in connection with the business of the corporation, and shall perform such duties as may be specifically assigned to him by the Board of Directors.

DUTIES OF PRESIDENT

     *Section 4. PRESIDENT. The President shall be the chief executive officer of the Company with general responsibility for the efficient, profitable management of the Company, and for designating the duties, powers and authority of all officers and employees of the Company. He shall be a member of the Executive Committee. He shall have the authority to delegate any of said duties as he may from time to time, in his discretion, determine.

     In the absence of the Chairman, the President shall assume his duties.

     In the event of the inability of the President to act, the Executive Vice President, if any, otherwise the Vice President with the greatest seniority in that office shall perform the duties and exercise the powers of the President until some person is appointed by the Board of Directors or the Executive Committee.

DUTIES OF EXECUTIVE VICE PRESIDENT

     *Section 5. EXECUTIVE VICE PRESIDENT. The Executive Vice President, if one is elected, shall assist the President, shall assume the President's duties in his absence, and shall have specific accountability for the quality of performance in those areas of the Company's operations which the President shall determine. He shall have such additional responsibilities as may be assigned by the Board of Directors or the President.

DUTIES OF VICE PRESIDENTS

     Section 6. VICE PRESIDENTS. The Vice Presidents, one or more of whom may be elected in the discretion of the Board of Directors, shall have such duties as the Board of Directors or the President shall prescribe.

DUTIES OF SECRETARY

     Section 7. SECRETARY. The Secretary shall take charge of and affix the seal of the Company to all certificates of stock. He shall be present at all meetings of the stockholders and of the Board of Directors, shall attend meetings of the Executive Committee and other committees as requested, and shall keep a true and accurate record of all meetings in books provided for that purpose. He shall be the custodian of all the official corporate papers of the Company except those of a financial nature. In the absence of the Secretary, an Assistant Secretary shall be appointed by the President to execute the foregoing duties. He shall perform such other assignments as may be made by the Board of Directors or the President.

*  Amended 12-21-84
                                      -5-

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DUTIES OF THE TREASURER

     Section 8. TREASURER. The Treasurer shall be accountable, jointly with such other officer or officers as may be designated by the Board of Directors, for the safekeeping of all monies and securities of the company, consistent with the rules adopted by the board of Directors therefor. He shall keep a complete record of all investments, mortgages and securities and shall attend to the collection of payments and interest due thereon. It shall be his responsibility to keep the Company's monies deposited in the name of the Company unless the Board of Directors shall direct otherwise, and to control the amount of bank balances in each depository of the Company, and he shall have such other responsibilities as may be assigned by the Board of Directors or the President.

DUTIES OF ACTUARY

     Section 9. ACTUARY. The Actuary shall supervise and be responsible for the routine duties of the Actuarial Department and shall have the general duties of supervision and management usually vested in the office of Actuary for a life insurance company and such additional responsibilities as may be assigned by the Board of Directors or the President.

DUTIES OF GENERAL COUNSEL

     Section 10. GENERAL COUNSEL. The General Counsel shall be accountable for providing representation for the Company in all litigation, for promoting legality of the Company's operations by providing legal advice to the Company, its directors, officers and employees upon all matters pertaining to Company affairs, and for conducting such reviews and investigations as may be needed to measure and assure compliance. He shall have such additional responsibilities as may be assigned by the Board of Directors or the President.

DUTIES OF MEDICAL DIRECTOR

     Section 11. MEDICAL DIRECTOR. The Medical Director, if one is elected, shall be accountable for providing quality medical evaluations and advice to aid in the underwriting of risks and settlement of claims, for the qualification and appointment of local medical examiners as required, for advising the officers and directors of the Company on medical matters, and for such additional assignments as may be made by the Board of Directors or the President.

DUTIES OF OTHER OFFICERS

     Section 12. OTHER OFFICERS. The Other Officers, who may be elected in such manner and with such titles as the Board if Directors may in its discretion determine, shall have such duties as the Board of Directors or the President shall prescribe.

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                                  ARTICLE IV.

                                 CAPITAL STOCK

CERTIFICATES

     Section 1. The certificates of capital stock of the Company shall be numbered in progression, and they shall exhibit the name or names of the person or persons owning the shares represented thereby, the number of shares for which they are issued, the name of the state in which the Company is organized, the name of Company, and shall be signed by the President or a Vice President and the Secretary or and Assistant Secretary under the corporate seal of the Company.

TRANSFER

     Section 2. Shares of capital stock of the Company may be transferred at any time by the holder or by an attorney legally constituted or by a legal representative of the holder. No transfer shall be valid except between the parties thereto until entered in proper form on the books of the Company. Surrendered certificates shall be canceled by the Secretary and shall be placed in the certificate book opposite the memorandum of the issue of that certificate before a new certificate shall be issued in lieu thereof.


                                  ARTICLE V.

                                  COMMITTEES

EXECUTIVE COMMITTEE

     Section 1. There shall be an Executive Committee consisting of three or more Directors, including the President, to be elected annually by the Board of Directors.

     The Executive Committee shall be responsible for officers' salary administration and shall have and exercise the authority of the Board of Directors in the management of the business of the Company in the interval between meetings of the Board of Directors, provided, however, that the Executive Committee shall not have the power to declare a dividend or to cause to be issued any of the Company's authorized but unissued stock.

     The Executive Committee may meet upon the call of the President or any two members and a majority of the Committee shall constitute a quorum.

     Any action which may be taken by the committee may be taken without a meeting if done in writing signed by each member of the Committee.

     Actions of the Executive Committee shall be recorded by the Secretary and reported to the Board of Directors at its next meeting.

OTHER COMMITTEES

     Section 2. Additional standing committees may be created as desired or required for specific purposes at any time by action of the Board of Directors.

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                                  ARTICLE VI.

                               CORPORATE ACTIONS

DIVIDENDS

     Section 1. The Board of Directors may declare dividends on the stock issued and outstanding from any source as permitted by the laws of Minnesota.

LOANING COMPANY'S MONEYS

     Section 2. The Company shall not loan any of its funds to any officer, Director or member of any committee passing on investments.

BORROWING MONEY

    Section 3. The Board of Directors may authorize its officers to negotiate and borrow money with such limitations as the Board of Directors may from time to time determine, and within such limitations, such duly authorized officers may execute, in the name of the Company, its bonds, notes or other suitable obligation therefore; and to secure the payment thereof, may mortgage its income, rights or property, whether real, personal or both.

DEPOSITORIES

    Section 4. All moneys, checks and evidences of money received by or belonging to this Company shall be deposited to the credit of the company in such banks or trust companies as may designated pursuant to authority of the Board of Directors.


                                 ARTICLE VII.

                                 MISCELLANEOUS

FISCAL YEAR

     Section 1. The fiscal year of the Company shall end at December 31 of each year.

CORPORATE SEAL

     Section 2. The corporate seal of this Company shall be a circular die, around the edge of which shall appear the word, "Golden American Life Insurance Company," and in the center of which shall appear the words "Corporate Seal."

NOMINEES

     Section 3. The Board of Directors may by resolution, if permitted under the applicable laws of the State of Minnesota, authorize the establishment or designation of a nominee or nominees for the purpose of registering securities owned by the Company in the name of such nominee or nominees rather than in the Company's name. Upon such establishment or designating shares of stock and other securities owned by this Company may be registered in the name of such nominee or nominees.

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OFFICERS' AND EMPLOYEES' BONDS

     Section 4. The officers and the employees of the Company shall furnish bonds for the faithful performance of their duties when so required, and in the form as from time to time may be determined by the Board of Directors.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 6. The Company shall indemnify (including therein the prepayment of expenses) any person who is or was a director, officer or employee, or who is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise for expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him with respect to any threatened, pending or completed action, suit or proceedings against him by reason of the fact that he is or was such a director, officer or employee to the extent and in the manner permitted by law.

     The Company may also, to the extent permitted by law, indemnify any other person who is or was serving the Company in any capacity. The Board of Directors shall have the power and authority to determine who may be indemnified under this paragraph and to what extent (not to exceed the extent provided in the above paragraph) any such person may be indemnified.

     The Company may purchase and maintain insurance on behalf of any such person or persons to be indemnified under the provisions in the above paragraphs, against any such liability to the extent permitted by law.

VOTING STOCK

     Section 6. The President or the Treasurer, or a proxy appointed by either of them, unless some other person or persons shall be appointed by the Board of Directors, may vote shares in another corporation owned by the Company.

EXECUTION OF DOCUMENTS

     Section 7. All contracts, including policies of insurance issued by the Company, shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. Both signatures may be facsimile, engraved or printed if the contract is countersigned by a duly authorized registrar, agent, officer or employee designated by the Board of Directors for such purpose. The President, a Vice President or the Treasurer shall execute the transfer and assignment of any and all securities owned by the Company.

AMENDMENTS

     Section 8. These Bylaws may be amended by a majority vote of the stockholders at their Annual Meeting, or at any other meeting called for that purpose.

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